Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 4th Grade Films, Inc. (the “Registrant”) on Form 10-Q for the quarter ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, James Doolin, President and Director, and Shane Thueson, Vice President and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	November 14, 2011	By:	/s/James Doolin
James Doolin
Principal Financial Officer,
President & Director

Date:	November 14, 2011	By:	/s/Shane Thueson
Shane Thueson
Principal Executive Officer,
Vice President & Director